UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-08106	65-0829355
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor Coral Gables, Florida 33134
(Address of Principal Executive Office)

Registrant’s telephone number, including area code (305) 599-1800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events.

On May 29, 2013 (the “Closing Date”), MasTec, Inc., a Florida corporation (the “MasTec”), acquired Big Country Energy Services Inc., a corporation amalgamated under the laws of Alberta, Canada, and its affiliated operating companies (collectively, “Big Country”), pursuant to a Membership Interest and Share Purchase Agreement dated as of the Closing Date (the “Purchase Agreement”). Big Country is a North American oil and gas pipeline and facility construction services company headquartered in Calgary, Canada. Big Country also has construction offices in Alberta, British Columbia and Saskatchewan, as well as in Wyoming and North Dakota. Big Country’s services include: oil; natural gas and natural gas liquids gathering systems and pipeline construction; pipeline modification and replacement services; compressor and pumping station construction; and other related services supporting the oil and gas production, processing and transportation industries.

Pursuant to the Purchase Agreement MasTec acquired all of the issued and outstanding equity interests in Big Country for approximately $103 million in cash, the assumption of approximately $24 million in debt, plus a five-year contingent earn-out.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTEC, INC.

Date: May 30, 2013	By:	/s/ Alberto de Cardenas
Alberto de Cardenas
Executive Vice President, General Counsel and Secretary